Exhibit 4.7

[English Translation]

April 23, 2004

Xinjiang Mobile Communication Company Limited

and

Xinjiang Communication Service Company

Agreement on Use of Premises and Related Management Services

Contents

1	PREMISES	3

2	USAGE OF PREMISES	3

3	RELATED MANAGEMENT SERVICES	3

4	PAYMENT OF UTILIZATION FEES AND RELATED SERVICE CHARGES	4

5	COMMITMENT AND GUARANTEE	5

6	IMPROVEMENTS, RENOVATION AND EXTERIOR PUBLICITY OF PARTY B’S PREMISES	6

7	TERM OF THE AGREEMENT	6

8	FORCE MAJEURE	7

9	CONFIDENTIALITY	7

10	ASSIGNMENT	7

11	NO WAIVER	7

12	NOTICE	7

13	GOVERNING LAW AND DISPUTE SETTLEMENT	8

14	EFFECTIVENESS OF THIS AGREEMENT AND MISCELLANEOUS	8

Attachment I List of Party B’s Proprietary Premises and fees		10

Attachment II List of Third Party’s Premises and fees		11

i

Agreement on

Use of Premises and Related Management Services

This agreement (“Agreement”) was entered into between the following Parties in Urumqi, People’s Republic of China (hereinafter referred to as “China”) on April 23, 2004:

BETWEEN

(1)	Xinjiang Mobile Communication Company Limited (hereafter referred to as “Party A”)

Legal representative: Bai ZhiGang

Registered address: No. 78, Nanhu South Road, Urumqi City, Xinjiang Autonomous Region

(2)	Xinjiang Communication Service Company (hereafter referred to as “Party B”)

Legal representative: Bai ZhiGang

Registered address: No. 78, Nanhu South Road, Urumqi City, Xinjiang Autonomous Region

WHEREAS:

(A)	Party A is a limited liability company incorporated and in valid existence under the laws of China and has the right to engage in mobile telecommunications services including constructing and investing in mobile telecommunications network as well as other mobile telecommunications businesses;

(B)	Party B is a company incorporated and in valid existence under the laws of China and has the valid ownership or right of use of the relevant land and premises within Party A’s operating areas;

(C)	In order for Party A to maintain normal production and operation as well as to develop mobile telecommunications, Party A needs to use some of Party B’s Proprietary Premises or premises that Party B has obtained the legal right of use from third parties. Party A also requires Party B’s related management services.

(D)	The two Parties are willing to make fair and reasonable arrangements for the related premises and management services supplied by Party B to Party A.

THEREFORE, the two Parties reach the following agreements through amicable consultation and on the basis of equality and mutual benefit:

1	Premises

1.1	The Premises Party B supplies to Party A for use shall be:

1.1.1	some of Party B’s proprietary premises, including land and buildings, equipments and facilities affixed to and in such buildings, such as air conditioners, water, heat, light and power supplies (hereinafter referred to as “Party B’s Proprietary Premises”); and

1.1.2	Premises of which Party B has already obtained the right of use from third parties, including land and buildings, equipments and facilities affixed to and in such buildings, such as air conditioners, water, heat, light and power supplies (hereinafter referred to as “Third Party Premises”).

The above-mentioned “Party B’s Proprietary Premises” and “Third Party Premises” are referred to “Party B’s Premises”.

While signing this Agreement, Party B’s Proprietary Premises used by Party A is listed in Attachment I of this Agreement while the Third Party Premises used by Party A is listed in Attachment II of this Agreement.

1.2	During the term of this Agreement, Party A may, due to its operational needs, request that the amount of Party B’s Premises space which is utilized be increased or decreased; in such event, Party B shall use best efforts to meet such requirements, subject to its own operational needs and requirements.

2	Usage of Premises

2.1	Party B’s Premises will be used as offices, retail outlets, operations, warehouses and any other legitimate purposes as agreed upon by the two Parties.

2.2	Party A shall not transfer or assign the right of use of Party B’s Premises to any third party without the consent of Party B. However, Party B hereby agrees that Party A may transfer or assign the right of use of Party B’s Premises to its subsidiaries.

3	Related Management Services

3.1	Party B shall correspondingly provide Party A with related management services with respect to Party B’s Premises. Such management services shall include (but not limit to):

3.1.1	Daily maintenance for such equipments and facilities inside Party B’s Premises as air conditioners, water, electricity, heat, elevators and light supplies, etc;

3.1.1	Daily cleaning work of Party B’s Premises and relevant garden maintenance within the scope of Party B’s Premises;

3.1.2	To pay for water, electricity, gas and other expenses on behalf of Party A;

3.1.3	Daily security services for Party B’s Premises.

3.2	Party B may, with written consent of Party A, entrust a third party (inclusive of Party B’s subsidiaries, affiliates and other related companies) to provide Party A with related specific services provided that Party B has to make sure that the service quality provided by any such third party meets the requirements under this Agreement and conforms to the state and industry standards. Party B shall undertake the ultimate and full responsibilities for all obligations of the services provided by the third parties. Any additional charges arising from the entrustment of third parties shall be at expense of Party B.

4	Payment of Utilization Fees and Related Service Charges

4.1	Party B shall charge Party A utilization fees and related service charges at standard rates, which shall not be not be higher than the general market leasing charges and property management fees for similar premises. The specific utilization fees and related service charges decided based on this principle are set forth in Attachment I of this Agreement.

4.2	As for the Third Party Premises provided by Party B, Party A only needs to pay Party B the actual amount of utilization fees and property management fees (such utilization fees and property management fees should have been confirmed by Party A in advance. Party B shall submit to Party A, among other things, the tenancy agreements with the third parties, rental period and settlement receipts of property management fees for examination.) as well as taxes that Party B pays to the third parties. No other fees shall be charged by Party B to Party A. Under the circumstances where Party B provides to Party A the management service described in Clause 3 of this Agreement in relation to the Third Party Premises, the related service charges shall not be higher than the general market standards for management fees. The standards for utilization fees and property management fees charged by Party B to Party A in relation to the use of Third Party Premises are stated in Attachment II of this Agreement.

4.3	Party A shall bear all the actual expenses incurred for water, electricity, heat and natural gas, etc. during the term it uses Party B’s Premises.

4.4	Party A shall finish checking of the quantity of Party B’s Premises used before March 15 and September 15 each year and shall pay Party B the premises utilization fees and related service charges before March 25 and September 25 for the first and second half of that same year respectively.

4.5	Where Party A delays the payment of premises utilization fees and related service charges, it shall pay Party B a penalty of 0.03% of the amount of the late payment for each day of delay.

4.6	Where the comprehensive management services provided by Party B do not meet the national standards, industrial criterions or requirements in Clause 5.5 under this Agreement, Party A may, at its discretion, make deductions to the service charge due to Party B for the relevant month of service provided by Party B. Where Party B delays in providing such services, Party A may deduct 3% of the monthly service charge as a penalty for each day of delay.

4.7	Party B shall bear any and all payments of taxes in relation to Party B’s Proprietary Premises used by Party A.

5	Commitment and Guarantee

5.1	Each Party hereto represents, warrants and undertakes to the other Party that this Agreement is valid, effective and equally binding to the two Parties.

5.2	Party B guarantees that it has the right to provide Party B’s Premises to Party A for use. Where, in any occasion or for any reasons, Party B’s property right and/or right of use to the premises is exposed to any objection, which causes Party A’s failure to realize its right of use under this Agreement or any other damages, Party B shall compensate Party A for any and all direct economic losses thus incurred to Party A.

5.3	Party A guarantees to compensate any and all direct economic losses where Party B’s Premises are damaged intentionally by Party A.

5.4	Party B guarantees that Party B’s Premises provided and delivered to Party A for use be in good conditions as required by Party A. Party B shall conduct regular inspection and repairs to these premises. Where Party A suffers any loss during the use of Party B’s Premises due to the poor management of Party B, the latter shall compensate any and all direct economic losses thus incurred to Party A.

5.5	Party B guarantees that the comprehensive management services provided by Party B shall be in conformity to the state standards and industrial criterion and meet the following basic requirements:

5.5.1	Equipments & facilities

To ensure normal operation of the equipments and facilities, Party B shall improve its operation system for equipments and facilities, set up a filing system on equipments and facilities, strengthen its routine inspection and patrol, and upkeep its regular maintenance.

5.5.2	Environment & sanitation

All-day cleanliness shall be kept; offices, business locations, corridors and courtyards remain tidy, sanitary and no garbage or sundries are allowed to be piled around; any problem discovered shall be solved in time.

5.5.3	Landscaping

Landscaping shall be up to the related state standards. Plants shall be trimmed, fertilized and irrigated frequently and prevented from the attack by plant diseases and insect pests.

5.5.4	Security

Security shall be up to the level of morality, professionalism and service consciousness and strong skill of defence.

5.5.5	Transportation order and car parking

Transportation and parking shall be in good order.

5.5.6	Water, electricity and gas rate shall be paid on time.

5.5.7	Other related supplementary services shall be supplied in time.

6	Improvements, renovation and exterior publicity of Party B’s Premises

Party A may, with written consent of Party B, make decoration, renovation, installation, alteration and improvement inside or outside Party B’s Premises at the expense of Party A. Nevertheless, Party A shall guarantee that:

6.1	The decoration, renovation, installation, alteration and improvement shall not change any characteristics of Party B’s Premises in any substantial aspects;

6.2	All construction work related to the decoration, renovation, installation, alteration and improvement should be done in a proper manner so that all persons and premises can be protected and Party B’s operations nearby will not be disturbed unreasonably.

7	Term of the Agreement

7.1	This Agreement shall be of validity from the day when it comes into force to March 31, 2007. The term of use of Party B’s Premises by Party A is subject to Attachment I and Attachment II of this Agreement but shall not be later than March 31, 2007 or the expiry day of the extension period stipulated in Clause 7.2 of this Agreement.

7.2	Where in conformity with the laws and related regulations of China, this Agreement will automatically extend 3 years upon the expiration of this

Agreement or upon the expiration of extension period, unless any of the Parties gives a written notice to the other Party 60 days before the expiration of this Agreement or any extension period informing that it will not renew this Agreement.

8	Force Majeure

In any event of force majeure which is unforeseeable, unavoidable and insurmountable to its happening and consequences, resulting in any inability on any Party to perform the related obligations hereunder, the affected Party shall immediately notify the other Parties of such event, and provide the other Parties within fifteen (15) days valid documents of proof evidencing the detailed occurrence of such event, and reasons for its inability or delay to perform all or part of such obligations under the Agreement. Upon the extent to which an event of force majeure affects the performance of such obligations, the Parties hereto shall consult each other so as to terminate or partially waive or extend the performance of such obligations.

9	Confidentiality

Save as otherwise provided or required by the laws or regulatory authorities, neither party shall, without prior written consent (each Party shall not refuse or delay to give the consent without any reasons) of the other Party, offer or disclose the contents of this Agreement or any other materials or information related to the operations of the other Party to any companies, enterprises, organizations or individuals.

10	Assignment

Save as stated in Clause 2.2 and Clause 3.2 under this Agreement, neither Party shall, without the prior written consents of the other Party, transfer or assign any and all of its right(s) or obligation(s) under this Agreement.

11	No waiver

Save as otherwise stipulated by the laws, failure or delay of exercising its rights, power or privileges under this agreement by either Party shall not be construed as a waiver of these rights, power or privileges. Any one time or partial exercise of such rights or powers by one Party shall not affect any further or complete exercise of such rights or powers.

12	Notice

12.1	Any notice in connection with this Agreement shall be made in writing and delivered to the other Party by hand, by post or facsimile transmission. Any notice delivered by hand shall be deemed as received upon delivery; Any notice sent by facsimile transmission shall be deemed as received when the sender’s fax shows

“sent”; Any notice delivered by post shall be deemed as received on the 5th working date (accordingly extended for legal holidays) after the mailing date. Any notice shall come into force upon receipt.

12.2	The addresses for service and recipients of the two Parties shall be as follows:

Xinjiang Mobile Communication Company Limited	Xinjiang Communication Service Company

Recipient: Malin	Recipient: Zhang Dong

Address: No. 78, Nanhu South Road, Urumqi City, Xinjiang Autonomous Region	Address: No. 78, Nanhu South Road, Urumqi City, Xinjiang Autonomous Region

Post Code: 830063	Post Code: 830063

Tel: 13909910000-811001	Tel: 13909910000-823001

Fax: 13909910000-811000	Fax: 13909910000-823000

13	Governing law and dispute settlement

13.1	This Agreement shall be governed by, construed and executed in accordance with Chinese law.

13.2	Any dispute arising from or in connection with the effectiveness, interpretation or performance of this Agreement shall be settled by the Parties through friendly negotiations. In the case that no resolution is reached through consultations within 30 days after the occurrence of such dispute, any Party may submit such disputes to the China International Economic and Trade Arbitration Committee for arbitration in Beijing in accordance with its arbitration rules then in effect. The arbitration award shall be final and binding on each Party to this Agreement. Except for the matters under dispute and submitted for arbitration, the remaining provisions of this Agreement shall remain in effect.

14	Effectiveness of this Agreement and miscellaneous

14.1	This Agreement shall come into force after it has been duly executed by the legal persons or representatives of the two Parties.

14.2	All attachments of this Agreement are components of this Agreement and equally effective as this Agreement.

14.3	Upon the unanimous agreement of the Parties hereto, the Agreement may be amended or supplemented and any of such amendment or supplementary to the Agreement shall be effective only if they are in writing and executed by the legal persons or authorized representatives of the Parties.

14.4	The Agreement is severable. Should any provision hereof for any reason at any time be declared invalid or unenforceable, then the validity and enforceability of the remaining provisions herein shall remain intact.

14.5	The Agreement is executed in Chinese in six (6) original counterparts, one of which shall be retained by each Party hereto, four shall be retained by Party A for filing with the relevant land and real estate authority. Each counterpart is equally effective.

Xinjiang Mobile Communication Company Limited	Xinjiang Communication Service Company

Legal Person or Representative (Signature)	Legal Person or Representative (Signature)

/s/ BAI Zhigang	/s/ BAI Zhigang

Attachment I - List of Party B’s Proprietary Premises and fees

Attachment II – List of Third Party Premises and fees

Schedule to Exhibit 4.7

Pursuant to Instruction 2 to Item 601 of Regulation S-K under the Securities Act of 1933, as amended, the following is a schedule of documents substantially identical in all material respects except as to the parties thereto from the document filed as Exhibit 4.7.

Exhibit 4.7 Filed
Agreement:	Agreement on Use of Premises and Related Management Services
Date:	April 23, 2004
Party A:	Xinjiang Mobile Communication Company Limited
Party B:	Xinjiang Communication Services Company

Agreements Substantially Identical to Exhibit 4.7 and Omitted
Agreement:	Agreement on Use of Premises and Related Management Services
Date:	April 23, 2004
Party A:	Neimenggu Mobile Communication Company Limited
Party B:	Neimenggu Communication Service Company

Agreement:	Agreement on Use of Premises and Related Management Services
Date:	April 23, 2004
Party A:	Jilin Mobile Communication Company Limited
Party B:	Jilin Communication Service Company

Agreement:	Agreement on Use of Premises and Related Management Services
Date:	April 23, 2004
Party A:	Heilongjiang Mobile Communication Company Limited
Party B:	Heilongjiang Communication Service Company

Agreement:	Agreement on Use of Premises and Related Management Services
Date:	April 23, 2004
Party A:	Guizhou Mobile Communication Company Limited
Party B:	Guizhou Communication Service Company

Agreement:	Agreement on Use of Premises and Related Management Services
Date:	April 23, 2004
Party A:	Yunnan Mobile Communication Company Limited
Party B:	Yunnan Communication Service Company

Agreement:	Agreement on Use of Premises and Related Management Services
Date:	April 23, 2004
Party A:	Xizang Mobile Communication Company Limited
Party B:	Xizang Communication Service Company

Agreement:	Agreement on Use of Premises and Related Management Services
Date:	April 23, 2004
Party A:	Gansu Mobile Communication Company Limited
Party B:	Gansu Communication Service Company

Agreement:	Agreement on Use of Premises and Related Management Services
Date:	April 23, 2004

Party A:	Qinghai Mobile Communication Company Limited
Party B:	Qinghai Communication Service Company

Agreement:	Agreement on Use of Premises and Related Management Services
Date:	April 23, 2004
Party A:	Ningxia Mobile Communication Company Limited
Party B:	Ningxia Communication Service Company